Exhibit 10.1
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This FIRST AMENDMENT ("Amendment") to the Employment Agreement (the  "Employment Agreement") made and entered into effective as of October 28, 2013 by and between CITIZENS COMMUNITY FEDERAL and CITIZENS COMMUNITY BANCORP, INC. (collectively, the "Bank") and EDWARD H. SCHAEFER (the "Employee"), is entered into effective as of March 3, 2015 by each of the foregoing parties to the Employment Agreement. Capitalized terms not otherwise defined in this First Amendment will have the meanings given to them in the Employment Agreement.

In consideration of the mutual promises set forth in the Employment Agreement and below, the undersigned agree to amend the provisions of the Employment Agreement as follows:

1.  Effective Time. Section 6 of the Employment Agreement is hereby amended to read in its entirety as follows:

"6.   Term. The Bank hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending on December 31, 2016 (or such earlier date as is determined in accordance with section 10)."

   2.  No Other Changes.    All other terms, conditions, covenants, obligations and agreements in the Employment Agreement shall remain in full force and effect and without any change due to this First Amendment. To the extent this First Amendment is inconsistent with the Employment Agreement, this First Amendment shall govern and control.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to the Employment Agreement to be executed effective as of the day, month and year first above written.

CITIZENS COMMUNITY FEDERAL

By: _/s/ Richard McHugh___________
Richard McHugh, Chairman

CITIZENS COMMUNITY BANCORP, INC.

By: __/s/ Richard McHugh_________
Richard McHugh, Chairman

EMPLOYEE:

__/s/ Edward H. Schaefer__________
Edward H. Schaefer

2